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Aetna Logo
Aetna Letterhead                           EX-99-B.9

AETNA                                                  Aetna Inc.
Financial Services                                     151 Farmington Avenue
                                                       Hartford, CT 08156-8975



                                                       MICHAEL A. PIGNATELLA
                                                       Counsel
                                                       AFS Law, TS31
December 13, 2000                                      (860) 273-0261
                                                       Fax: (860) 273-9407

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re: AETNA INSURANCE COMPANY OF AMERICA AND ITS VARIABLE ANNUITY ACCOUNT I POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT ON FORM N-4 PROSPECTUS TITLE: RETIREMENT OPTIONS FOR EDUCATION INSTITUTIONS
       FILE NOS. 333-87131 AND 811-8582

Dear Sir or Madam:

The undersigned serves as counsel to Aetna Insurance Company of America, a Connecticut life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933 (the "Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with this opinion, I have reviewed the N-4 Registration Statement and Post-Effective Amendment No. 2. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.


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Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Michael A. Pignatella

Michael A. Pignatella